UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2017 (May 8, 2017)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2017, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2017. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2017	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 8, 2017

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces First Quarter 2017 Financial Results

Highlights for the quarter ended March 31, 2017

•
Net income attributable to Maiden common shareholders of $20.5 million, or $0.23 per diluted common share compared with net income attributable to Maiden common shareholders of $27.2 million, or $0.35 per diluted common share in the first quarter of 2016;

•
Non-GAAP operating earnings(1) of $22.6 million, or $0.26 per diluted common share compared with non-GAAP operating earnings of $28.3 million, or $0.37 per diluted common share in the first quarter of 2016;

•	Annualized return on average common equity of 7.9% compared to 11.9% in the first quarter of 2016;

•	Annualized non-GAAP operating return on average common equity(7) of 8.7% compared to 12.3% in the first quarter of 2016;

•	Gross premiums written increased 6.9% to $923.4 million compared to the first quarter of 2016;

•	Net premiums written increased 13.6% to $900.5 million compared to the first quarter of 2016;

•	Combined ratio(12) of 100.9% compared to 98.9% in the first quarter of 2016;

•	Net investment income of $42.2 million increased 16.1% compared to $36.3 million in the first quarter of 2016; and

•	Book value per common share(4) of $12.19 increased 0.6% compared to year-end 2016.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported first quarter 2017 net income attributable to Maiden common shareholders of $20.5 million or $0.23 per diluted common share compared to net income attributable to Maiden common shareholders of $27.2 million or $0.35 per diluted common share in the first quarter of 2016. Non-GAAP operating earnings(1) were $22.6 million, or $0.26 per diluted common share compared with non-GAAP operating earnings of $28.3 million, or $0.37 per diluted common share in the first quarter of 2016.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Notwithstanding a challenging operating environment, Maiden’s results improved significantly from the Company’s fourth quarter 2016 underwriting loss. While the aggregate combined ratio for the quarter was 100.9%, it reflects the impact of more conservative initial expected loss ratios for the AmTrust master quota share as well as higher than anticipated losses in the quarter from select casualty lines. Gross revenues increased by 6.9% across our two operating segments while investment income also reflected strong year-on-year growth of 16.1%. We believe that we are well positioned to continue to further strengthen returns for the balance of the year while continuing to implement new business initiatives across the Company.”

Results for the quarter ended March 31, 2017
Maiden reported first quarter 2017 net income attributable to Maiden common shareholders of $20.5 million or $0.23 per diluted common share compared to net income attributable to Maiden common shareholders of $27.2 million or $0.35 per diluted common share in the first quarter of 2016. The non-GAAP operating earnings(1) were $22.6 million, or $0.26 per diluted common share compared with non-GAAP operating earnings of $28.3 million, or $0.37 per diluted common share in the first quarter of 2016.

In the first quarter of 2017, gross premiums written increased 6.9% to $923.4 million from $864.1 million in the first quarter of 2016. Gross premiums written in the Diversified Reinsurance segment totaled $332.0 million, an increase of 5.1% versus the first quarter of 2016 due to a combination of new business and growth from existing client relationships. In the AmTrust Reinsurance segment, gross premiums written were $591.4 million, an increase of 7.9% compared to $548.3 million in the first quarter of 2016.

Net premiums written totaled $900.5 million in the first quarter of 2017, an increase of 13.6% compared to the first quarter of 2016. Net premiums written increased in the first quarter due to premium growth in both operating segments, as well as a lower proportion of premiums ceded compared to the prior year period.

Net premiums earned were $709.5 million, an increase of 15.2% compared to the first quarter of 2016.  In the Diversified Reinsurance segment, net premiums earned increased 17.2% to $201.8 million compared to the first quarter of 2016. The AmTrust Reinsurance segment net premiums earned were $507.6 million, up 14.4% compared to the first quarter of 2016. Maiden’s year-over-year increase in net premiums earned was due to a lower utilization of retrocessional capacity.

Net loss and loss adjustment expenses of $480.6 million were up 19.1% compared to the first quarter of 2016. The loss ratio(8) of 67.4% was higher than the 65.0% reported in the first quarter of 2016.

Commission and other acquisition expenses, increased 13.8% to $222.0 million in the first quarter of 2017, compared to the first quarter of 2016. The expense ratio(11) decreased to 33.5% for the first quarter of 2017 compared with 33.9% in the same quarter last year. General and administrative expenses for the first quarter of 2017 totaled $17.4 million, a 12.4% increase compared with $15.5 million in the first quarter of 2016. The general and administrative expense ratio(10) was 2.4% in the first quarter of 2017, compared to 2.5% in the first quarter of 2016.

The combined ratio(12) for the first quarter of 2017 totaled 100.9% compared with 98.9% in the first quarter of 2016. The Diversified Reinsurance segment combined ratio was 99.9% in the first quarter of 2017 compared to 102.9% in the first quarter of 2016. The Diversified Reinsurance results in the first quarter last year were impacted by adverse development of U.S. commercial auto business, which was not a significant factor in the first quarter of 2017. The AmTrust Reinsurance segment combined ratio was 99.8% in the first quarter of 2017 compared to 95.3% in the first quarter of 2016, partially due to a higher initial loss ratio on the master quota share.

Net investment income of $42.2 million in the first quarter of 2017 increased 16.1% compared to the first quarter of 2016. As of March 31, 2017, the average yield on the fixed income portfolio (excluding cash) is 3.29% with an average duration of 5.06 years. Cash and cash equivalents were $193.2 million at March 31, 2017 or $43.7 million higher than at year-end 2016.

Total assets increased 4.9% to $6.6 billion at March 31, 2017 compared to $6.3 billion at year-end 2016.   Shareholders' equity was $1.4 billion, up 0.7% compared to December 31, 2016. Book value per common share(4) was $12.19 at March 31, 2017 or 0.6% higher than at December 31, 2016.

During the first quarter of 2017, the Board of Directors declared dividends of $0.15 per common share, $0.515625 per Series A preference share and $0.445313 per Series C preference share.

(1)(4)(7) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(8)(10)(11)(12) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measure tables.

Conference Call
Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 11534370
Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on May 9, 2017 through 11:30 a.m. ET on May 16, 2017. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 11534370; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2017, Maiden had $6.6 billion in assets and shareholders' equity of $1.4 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

 Forward Looking Statements
This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2017: $3,993,941; 2016: $4,005,642)	$3,967,907	$3,971,666
Fixed maturities, held to maturity, at amortized cost (fair value 2017: $767,657; 2016: $766,135)	750,554	752,212
Other investments, at fair value (cost 2017: $10,074; 2016: $10,057)	13,534	13,060
Total investments	4,731,995	4,736,938
Cash and cash equivalents	83,537	45,747
Restricted cash and cash equivalents	109,697	103,788
Accrued investment income	36,179	36,517
Reinsurance balances receivable, net	615,556	410,166
Reinsurance recoverable on unpaid losses	108,777	99,936
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	472,459	424,605
Goodwill and intangible assets, net	77,183	77,715
Other assets	153,601	148,912
Total assets	$6,556,959	$6,252,299
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,991,604	$2,896,496
Unearned premiums	1,670,884	1,475,506
Accrued expenses and other liabilities	172,886	167,736
Senior notes - principal amount	362,500	362,500
Less unamortized issuance costs	11,012	11,091
Senior notes, net	351,488	351,409
Total liabilities	5,186,862	4,891,147
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	876	873
Additional paid-in capital	750,694	749,256
Accumulated other comprehensive income	15,591	14,997
Retained earnings	293,164	285,662
Treasury shares, at cost	(5,566)	(4,991)
Total Maiden Shareholders’ Equity	1,369,759	1,360,797
Noncontrolling interest in subsidiaries	338	355
Total Equity	1,370,097	1,361,152
Total Liabilities and Equity	$6,556,959	$6,252,299

Book value per common share(4)	$12.19	$12.12

Common shares outstanding	86,553,324	86,271,109

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Revenues:
Gross premiums written	$923,427	$864,114
Net premiums written	$900,548	$792,831
Change in unearned premiums	(191,064)	(176,822)
Net premiums earned	709,484	616,009
Other insurance revenue	3,781	4,826
Net investment income	42,157	36,302
Net realized gains on investment	885	2,277
Total other-than-temporary impairment losses	—	—
Portion of loss recognized in other comprehensive income (loss)	—	—
Net impairment losses recognized in earnings	—	—
Total revenues	756,307	659,414
Expenses:
Net loss and loss adjustment expenses ("loss and LAE")	480,569	403,621
Commission and other acquisition expenses	222,029	195,068
General and administrative expenses	17,414	15,496
Total expenses	720,012	614,185
Non-GAAP income from operations(2)	36,295	45,229
Other expenses
Interest and amortization expenses	(6,856)	(7,265)
Amortization of intangible assets	(533)	(615)
Foreign exchange (losses) gains	(1,921)	267
Total other expenses	(9,310)	(7,613)
Income before income taxes	26,985	37,616
Less: Income tax expense	484	787
Net income	26,501	36,829
Add: loss attributable to noncontrolling interest	22	64
Net income attributable to Maiden	26,523	36,893
Dividends on preference shares(6)	(6,033)	(9,677)
Net income attributable to Maiden common shareholders	$20,490	$27,216
Basic earnings per common share attributable to Maiden shareholders	$0.24	$0.37
Diluted earnings per common share attributable to Maiden shareholders	$0.23	$0.35
Dividends declared per common share	$0.15	$0.14
Annualized return on average common equity	7.9%	11.9%
Weighted average number of common shares - basic	86,350,850	73,871,277
Adjusted weighted average number of common shares and assumed conversions - diluted	87,436,604	85,799,377

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended March 31, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$332,045	$591,382	$—	$923,427
Net premiums written	$327,496	$573,052	$—	$900,548
Net premiums earned	$201,842	$507,642	$—	$709,484
Other insurance revenue	3,781	—	—	3,781
Net loss and LAE	(138,649)	(341,631)	(289)	(480,569)
Commission and other acquisition expenses	(57,945)	(164,084)	—	(222,029)
General and administrative expenses	(8,730)	(805)	—	(9,535)
Underwriting income (loss)	$299	$1,122	$(289)	$1,132
Reconciliation to net income
Net investment income and realized gains on investment				43,042
Interest and amortization expenses				(6,856)
Amortization of intangible assets				(533)
Foreign exchange losses				(1,921)
Other general and administrative expenses				(7,879)
Income tax expense				(484)
Net income				$26,501

Net loss and LAE ratio(8)	67.5%	67.3%		67.4%
Commission and other acquisition expense ratio(9)	28.2%	32.3%		31.1%
General and administrative expense ratio(10)	4.2%	0.2%		2.4%
Expense Ratio(11)	32.4%	32.5%		33.5%
Combined ratio(12)	99.9%	99.8%		100.9%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended March 31, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$315,804	$548,310	$—	$864,114
Net premiums written	$286,136	$506,695	$—	$792,831
Net premiums earned	$172,256	$443,753	$—	$616,009
Other insurance revenue	4,826	—	—	4,826
Net loss and LAE	(119,076)	(281,774)	(2,771)	(403,621)
Commission and other acquisition expenses	(54,531)	(140,538)	1	(195,068)
General and administrative expenses	(8,600)	(586)	—	(9,186)
Underwriting (loss) income	$(5,125)	$20,855	$(2,770)	$12,960
Reconciliation to net income
Net investment income and realized gains on investment				38,579
Interest and amortization expenses				(7,265)
Amortization of intangible assets				(615)
Foreign exchange gains				267
Other general and administrative expenses				(6,310)
Income tax expense				(787)
Net income				$36,829

Net loss and LAE ratio(8)	67.2%	63.5%		65.0%
Commission and other acquisition expense ratio(9)	30.8%	31.7%		31.4%
General and administrative expense ratio(10)	4.9%	0.1%		2.5%
Expense Ratio(11)	35.7%	31.8%		33.9%
Combined ratio(12)	102.9%	95.3%		98.9%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Non-GAAP operating earnings attributable to Maiden common shareholders(1)	$22,638	$28,347
Non-GAAP basic operating earnings per common share attributable to Maiden shareholders	$0.26	$0.38
Non-GAAP diluted operating earnings per common share attributable to Maiden shareholders	$0.26	$0.37
Annualized non-GAAP operating return on average common equity(7)	8.7%	12.3%
Reconciliation of net income attributable to Maiden common shareholders to non-GAAP operating earnings attributable to Maiden common shareholders:
Net income attributable to Maiden common shareholders	$20,490	$27,216
Add (subtract)
Net realized gains on investment	(885)	(2,277)
Foreign exchange losses (gains)	1,921	(267)
Amortization of intangible assets	533	615
Divested excess and surplus ("E&S") business and NGHC run-off	289	2,770
Non-cash deferred tax expense	290	290
Non-GAAP operating earnings attributable to Maiden common shareholders(1)	$22,638	$28,347

Reconciliation of diluted earnings per common share attributable to Maiden shareholders to non-GAAP diluted operating earnings per common share attributable to Maiden shareholders:
Diluted earnings per common share attributable to Maiden shareholders	$0.23	$0.35
Add (subtract)
Net realized gains on investment	(0.01)	(0.03)
Foreign exchange losses	0.02	—
Amortization of intangible assets	0.01	0.01
Divested excess and surplus "E&S" business and NGHC run-off	—	0.03
Non-cash deferred tax expense	0.01	0.01
Non-GAAP diluted operating earnings per common share attributable to Maiden shareholders	$0.26	$0.37

Reconciliation of net income attributable to Maiden to non-GAAP income from operations:
Net income attributable to Maiden	$26,523	$36,893
Add (subtract)
Foreign exchange losses (gains)	1,921	(267)
Amortization of intangible assets	533	615
Interest and amortization expenses	6,856	7,265
Income tax expense	484	787
Loss attributable to noncontrolling interest	(22)	(64)
Non-GAAP income from operations(2)	$36,295	$45,229

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	March 31, 2017	December 31, 2016
Investable assets:
Total investments	$4,731,995	$4,736,938
Cash and cash equivalents	83,537	45,747
Restricted cash and cash equivalents	109,697	103,788
Loan to related party	167,975	167,975
Total investable assets(3)	$5,093,204	$5,054,448

	March 31, 2017	December 31, 2016
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	1,054,759	1,045,797
Total Maiden shareholders' equity	1,369,759	1,360,797
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
2012 Senior Notes	100,000	100,000
Total capital resources(5)	$1,732,259	$1,723,297

(1)
Non-GAAP operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that non-GAAP operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating earnings may not be comparable to similarly titled measures used by other companies.

(2)
Non-GAAP income from operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that non-GAAP income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP income from operations may not be comparable to similarly titled measures used by other companies.

(3)	Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5)	Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6)
Dividends on preference shares consist of $3,094 paid to Preference shares - Series A for the three months ended March 31, 2017 and 2016 and $2,939 and $3,593 paid to Preference shares - Series C for the three months ended March 31, 2017 and 2016, respectively. It also includes $2,990 paid to Preference Shares - Series B during the three months ended March 31, 2016. On September 15, 2016, each of then outstanding Preference share - Series B were automatically converted into 12,069,090 of the Company's common shares at a conversion rate of 3.6573 per preference share.

(7)
Non-GAAP operating return on average common equity is a non-GAAP financial measures. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.

(8)	Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.

(9)	Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.

(10)	Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.

(11)	Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.

(12)	Calculated by adding together the net loss and LAE ratio and the expense ratio.